                                                                    EXHIBIT 10.3
                                   AMENDMENT

     WHEREAS, Sizzler International, Inc. (the "Company") maintains a qualified retirement plan known as the Sizzler International, Inc. Employee Savings Plan (the "Plan"); and

     WHEREAS, the Company has reserved the right to amend the Plan under Section
11.1 of the Plan;

     NOW THEREFORE THE PLAN IS HEREBY AMENDED as follows.

     1. Section 2.7 of the Plan is amended, effective as of January 1, 1994, by adding the following new subsection 2.7(e) to the end of Section 2.7.

          (e) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined ("determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit shall be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          2. Section 4.4 of the Plan is amended, effective as of January 1, 1992, by deleting the last sentence of Section 4.4.

          3. Section 7.3(a) of the Plan is amended, effective as of January 1, 1992, to read as follows:

               7.3  Forfeitures upon Termination of Employment.
                    -------------------------------------------

                    (a) Upon termination of Employment, the nonvested portion of a Participant's Employer Contribution Account shall be deemed to be forfeited immediately.

                         (i) If an Employee terminates Employment, and the value of the Employee's Vested Account balance is not greater than $3,500, the Employee shall receive a distribution of the value of the entire Vested portion of such Account in accordance with Section 8.1 or 8.2, as applicable, and the nonvested portion shall be treated as a forfeiture. For purposes of this Section, if the value of an Employee's Vested Account balance is zero, the Employee shall be deemed to have received a distribution of such Vested Account balance.

                         (ii) If an Employee terminates Employment and the value of the Employee's Vested Account balance is greater than $3,500, if the Employee elects, in accordance with the requirements of Article VIII, to receive the value of the Employee's Vested Account balance, the nonvested portion shall be deemed to be a forfeiture.

                         Forfeitures occurring under this subsection (a) shall
                    be subject to restoration under subsection (b), without any repayment being permitted or required. Forfeitures for a Plan Year shall first be applied in the manner prescribed in
                    Section 12.9. Any balance remaining shall then be allocated under Section 5.3.

     4. Section 7.3(b) of the Plan is amended, effective as of January 1, 1992, by deleting the last sentence thereof.

     5. Section 8.1(a) of the Plan is amended, effective as of January 1, 1997, by deleting the last sentence thereof and substituting the following:

               Distribution shall occur as soon as practicable after Retirement, except as otherwise required by Section 8.7.

     6. Section 8.2 of the Plan is amended, effective as of January 1, 1997, by deleting the second and third sentences thereof and substituting the following:

               Distribution shall occur as soon as practicable after termination of Employment, except to the extent an earlier or later distribution is required by Section 8.7. However, if the Participant's Vested Account does not exceed $3,500 (at the time of distribution), the Participant's Account shall be distributed as soon as practicable after termination of Employment, except to the extent an earlier distribution is required by Section 8.7.

     7. Section 8.7(a) of the Plan is amended, effective as of January 1, 1992, by deleting the last sentence thereof.

     8. Section 11.2(b) of the Plan is amended, effective as of January 1, 1992, to read as follows:

               (b) Upon a complete or partial termination of the Plan or complete discontinuance of contributions to the Plan (within the meaning of Treasury Regulations section 1.411(d)-2), no further contributions shall be made under the Plan; all accrued benefits credited to the Account of each Participant (or, in the case of a partial termination, each affected Participant within the meaning of Treasury Regulations section 1,411(d)-2) shall fully Vest; and the Accounts of any affected Participants shall be distributed at the time and in the manner specified in Articles VIII and IX.

     9. Section 11.2 of the Plan is amended, effective as of January 1, 1992, by deleting Subsection (c) thereof, and redesignating Subsections (d) and (e) as Subsections (c) and (d) respectively.

     10. Section 12.1 of the Plan is amended, effective as of January 1, 1992, by deleting Subsections (b) and (c) thereof, and redesignating Subsection (d) as Subsection (b).

     11. Section 12.10 of the Plan is amended, effective as of January 1, 1992, to read as follows:

          12.10 Alienation.
                ----------

               Except to the extent permissible under Code Sections 401(a)(13) and 414(q), benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

               The preceding paragraph shall also apply to the creation, assignment, or recognition of a right to any interest or benefit payable with respect to a Participant pursuant to a domestic relations order, unless this order is determined to be a qualified domestic relations order (as defined in Code Section 414(p)). The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under these qualified orders.

EXECUTED ON March 5, 1997
            ----- -
SIZZLER INTERNATIONAL, INC.


/s/ CHRISTOPHER R. THOMAS
----------------------------
   Christopher R. Thomas